QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.1 (e)

ARTICLES OF MERGER OF

BROKEN ARROW PETROLEUM CO.

a Utah Corporation

into

BROKEN ARROW PETROLEUM CO.

a Delaware Corporation

        Pursuant to the provisions of Section 16-10-72 of the Utah Business Corporation Act, BROKEN ARROW PETROLEUM CO., a Utah Corporation (hereafter the "Utah Corporation"), and BROKEN ARROW PETROLEUM CO., a Delaware Corporation, (hereafter "Surviving Corporation" or the "Delaware Corporation"), adopt the following Articles of Merger for the purpose of merging the Utah Corporation into the Delaware Corporation.

WITNESSETH:

I

PLAN OF MERGER

        Pursuant to these Articles of Merger, it is intended and agreed that the Utah Corporation will be merged into the Delaware Corporation and the Delaware Corporation shall be the surviving corporation. The name of the Surviving Corporation shall be BROKEN ARROW PETROLEUM CO. The terms, conditions, and understandings of the merger are set forth in the Plan and Agreement of Merger between the Delaware Corporation and the Utah Corporation, dated as of May 31, 1991, a copy of which is attached hereto as Exhibit "All and incorporated herein by this reference.

II

ARTICLES OF INCORPORATION AND BYLAWS

        On the consummation of the merger, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Delaware corporation.

III

AUTHORIZED AND OUTSTANDING SHARES OF THE UTAH COPPORATION

        The Utah Corporation has authorized 100,000,000 shares of voting Common Stock, par value $.001, and 20,000,000 shares of serial preferred stock, $.Ool par value, of which there are 1,135,260 preferred shares issued and outstanding, 18,085,756 common shares issued and outstanding, for a combined common equivalent total voting shares of 37,269,356. Each common equivalent is entitled to one vote.

IV

AUTHORIZED AND OUTSTANDING SHARES OF THE DELAWAPE CORPORATION

        The Delaware Corporation has authorized 100,000,000 shares of Common Stock, $.001 par value, of which 10,000 shares are issued and outstanding. Each share is entitled to one vote. The Delaware Corporation also has 20,000,000 ($.Ol par value) preferred stock, of which there are no shares issued and outstanding. Each share is entitled to one vote.

V

APPROVAL BY SHAPEHOLDERS OF THE UTAH COPPORATION

        Of the 37,269,356 issued and outstanding shares of the Utah Corporation entitled to vote on the Plan and Agreement of Merger, a total of 27,230,381 of such shares were voted in favor of entering into the Plan and Agreement of Merger, with no shares of Common Stock of the Utah Corporation dissenting, and 10,038,975 shares not voting. Such shares were voted individually and not as a class.

VI

APPROVAL BY SHAREHOLDERS OF THE DELAWARE CORPORATION

        All 10,000 shares of Common Stock of the Delaware Corporation were voted in favor of entering into the Plan and Agreement of Merger with no shares of Common Stock of the Delaware Corporation dissenting. Such shares were voted individually and not as a class.

VII

UNDERTAKINGS OF THE DELAWARE CORPORATION

        A.    The Delaware Corporation hereby agrees that it may be served with process in the state of Utah in any proceeding for the enforcement of any obligation of the Utah Corporation and in any proceeding for the enforcement of the rights of any dissenting shareholder of the Utah Corporation against the Delaware Corporation.

        B.    The Delaware Corporation hereby irrevocably appoints the Secretary of State of the state of Utah its agent to accept service of process in any proceeding referred to in paragraph "All above.

        C.    The Delaware Corporation will promptly pay to the dissenting shareholders of the Utah Corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with regard to the rights of dissenting shareholders.

        IN WITNESS WHEREOF, the undersigned corporations, acting by their respective presidents and secretaries, have executed these Articles of Merger on the 31st day of May, 1991.

Attest:		BROKEN ARROW PETROLEUM CO. a Delaware Corporation
By	/s/ DAVID SMITH David S. Smith Secretary	By	/s/ L. WOODWARD SMITH L. Woodward Smith President
Attest:		BROKEN ARROW PETROLEUM CO. a Utah Corpooration
By	/s/ DAVID SMITH David S. Smith Secretary	By	/s/ L. WOODWARD SMITH L. Woodward Smith President

QuickLinks

  EXHIBIT 3.1 (e)
ARTICLES OF MERGER OF BROKEN ARROW PETROLEUM CO. a Utah Corporation into BROKEN ARROW PETROLEUM CO. a Delaware Corporation